DENNY’S CORPORATION REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2022

SPARTANBURG, S.C., February 13, 2023 - Denny’s Corporation (the "Company") (NASDAQ: DENN), owner and operator of Denny's Inc. ("Denny's") and Keke's Inc. ("Keke's") today reported results for its fourth quarter and full year ended December 28, 2022 and provided a business update on the Company’s operations.

Kelli Valade, Chief Executive Officer, stated, "We were pleased to deliver Adjusted EBITDA* that was slightly above the high-end of our previously guided range for the fourth quarter given the persistent choppy operating environment. With an evolved leadership structure, the addition of a complementary brand, and refined strategic priorities, we enter 2023 with renewed energy and focus on brand revitalization efforts at Denny’s and plans for accelerated growth at Keke’s."

Fourth Quarter 2022 Highlights

•Total operating revenue grew 12.3% to $120.8 million compared to the prior year quarter.
•Denny's domestic system-wide same-restaurant sales** grew 2.0% compared to the equivalent fiscal period in 2021, including a 1.7% increase at domestic franchised restaurants and a 6.0% increase at company restaurants.
•Opened 13 franchised restaurants, including 5 international locations and 1 Keke's location.
•Completed seven remodels, including six franchised restaurants.
•Operating income was $17.6 million compared to $62.6 million in the prior year quarter.
•Franchise Operating Margin* was $31.6 million, or 47.6% of franchise and license revenue, and Company Restaurant Operating Margin* was $6.8 million, or 12.6% of company restaurant sales.
•Net income was $12.8 million, or $0.22 per diluted share.
•Adjusted Net Income* and Adjusted Net Income Per Share* were $10.5 million and $0.18, respectively.
•Adjusted EBITDA* was $23.4 million.
•Cash provided by (used in) operating, investing, and financing activities was $14.5 million, $(2.6) million, and $(12.7) million, respectively.
•Adjusted Free Cash Flow* was $14.6 million.
•Repurchased $7.8 million of common stock.

Full Year 2022 Highlights

•Acquired Keke's on July 20, 2022 for $82.5 million.
•Total operating revenue grew 14.6% to $456.4 million compared to the prior year.
•Denny's domestic system-wide same-restaurant sales** grew 6.3% compared to the equivalent fiscal period in 2021, including a 6.0% increase at domestic franchised restaurants and a 10.4% increase at company restaurants.
•Opened 30 franchised restaurants, including 8 international locations and 2 Keke's locations.
•Completed 49 remodels, including 38 franchised restaurants.
•Operating income was $60.6 million compared to $104.1 million in the prior year.
•Franchise Operating Margin* was $121.3 million, or 47.3% of franchise and license revenue, and Company Restaurant Operating Margin* was $20.3 million, or 10.2% of company restaurant sales.
•Net income was $74.7 million, or $1.23 per diluted share.
•Adjusted Net Income* and Adjusted Net Income Per Share* were $31.6 million and $0.52, respectively.
•Adjusted EBITDA* was $77.5 million.
•Cash provided by (used in) operating, investing, and financing activities was $39.5 million, $(86.6) million, and $20.0 million, respectively.
•Adjusted Free Cash Flow* was $40.7 million.
•Repurchased $64.9 million of common stock.

Fourth Quarter Results

Total operating revenue increased 12.3% to $120.8 million compared to $107.6 million in the prior year quarter.

Franchise and license revenue was $66.5 million compared to $60.2 million in the prior year quarter. This increase was primarily driven by $5.6 million related to the kitchen modernization rollout and $1.5 million of Keke's franchise revenue in the current quarter.

Company restaurant sales were $54.4 million compared to $47.4 million in the prior year quarter. This increase consists of benefits from Denny's price increases and changes in product mix compared to the prior year quarter and $3.5 million of Keke's company restaurant sales in the current quarter.

Franchise Operating Margin* was $31.6 million, or 47.6% of franchise and license revenue, compared to $31.1 million, or 51.6%, in the prior year quarter. The margin rate was impacted by approximately 450 basis points as kitchen modernization equipment was sold to franchisees at cost.

Company Restaurant Operating Margin* was $6.8 million, or 12.6% of company restaurant sales, compared to $7.0 million, or 14.8%, in the prior year quarter. This margin change was primarily due to commodity and labor inflation, partially offset by the improvement in sales performance at company restaurants.

Total general and administrative expenses were $17.0 million, compared to $17.7 million in the prior year quarter. This change was primarily due to decreases in share-based compensation expense and performance-based incentive compensation, partially offset by an increase in corporate administration expenses compared to the prior year quarter.

The provision for income taxes was $3.3 million, reflecting an effective tax rate of 20.7% for the quarter, compared to an annual effective tax rate of 24.9%. Approximately $3.1 million in cash taxes were paid during the quarter.

Net income was $12.8 million, or $0.22 per diluted share, compared to $43.5 million, or $0.67 per diluted share, in the prior year quarter. This change in net income was primarily related to the sale of two parcels of real estate in the prior year quarter. Adjusted Net Income* per share was $0.18 compared to $0.16 in the prior year quarter.

The Company ended the quarter with $272.7 million of total debt outstanding, including $261.5 million of borrowings under its credit facility.

Adjusted Free Cash Flow* and Capital Allocation

Adjusted Free Cash Flow* in the quarter was $14.6 million after investing $1.7 million in cash capital expenditures, including the remodel of one company restaurant and facilities maintenance.
During the quarter, the Company allocated $7.8 million to share repurchases resulting in approximately $153 million remaining under its existing repurchase authorization.

Business Outlook

The following full year 2023 expectations reflect management's expectations that the current consumer and economic environment will not change materially.
•Denny's domestic system-wide same-restaurant sales** between 3% and 6%.
•Consolidated restaurant openings of 35 to 45, including 8 to 12 new Keke's restaurants, with a consolidated net decline of 15 to 25.
•Commodity inflation between 4% and 6%.
•Labor inflation of approximately 5%.
•Consolidated total general and administrative expenses between $79 million and $82 million, including approximately $14 million related to share-based compensation expense which does not impact Consolidated Adjusted EBITDA*.
•Consolidated Adjusted EBITDA* between $86 million and $90 million.

*    Please refer to the Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income to Non-GAAP Financial Measures included in the following tables. The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable U.S. generally accepted accounting principles (GAAP) estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimates are not provided.

** Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

The Company will provide further commentary on the results for the fourth quarter ended December 28, 2022 on its quarterly investor conference call today, Monday, February 13, 2023 at 4:30 p.m. Eastern Time. Interested parties are invited to listen to a live broadcast of the conference call accessible through the Company's investor relations website at investor.dennys.com.

About Denny's Corporation

Denny’s Corporation is one of America’s largest full-service restaurant chains based on number of restaurants. As of December 28, 2022, the Company consisted of 1,656 restaurants, 1,582 of which were franchised and licensed restaurants and 74 of which were company operated.

Denny's Corporation consists of the Denny’s brand and the Keke’s brand. As of December 28, 2022, the Denny's brand consisted of 1,602 global restaurants, 1,536 of which were franchised and licensed restaurants and 66 of which were company operated. As of December 28, 2022, the Keke's brand consisted of 54 restaurants, 46 of which were franchised restaurants and 8 of which were company operated.

For further information on Denny's Corporation, including news releases, links to SEC filings, and other financial information, please visit investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health and political conditions that impact consumer confidence and spending, including COVID-19; commodity and labor inflation; the ability to effectively staff restaurants; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the Company's ability to integrate and derive the expected benefits from its acquisition of Keke's Breakfast Cafe; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 29, 2021 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

($ in thousands)	12/28/22	12/29/21
Assets
Current assets
Cash and cash equivalents	$3,523	$30,624
Investments	1,746	2,551
Receivables, net	25,576	19,621
Inventories	5,538	5,060
Assets held for sale	1,403	—
Prepaid and other current assets	12,529	11,393
Total current assets	50,315	69,249
Property, net	94,469	91,176
Finance lease right-of-use assets, net	6,499	7,709
Operating lease right-of-use assets, net	126,065	128,727
Goodwill	72,740	36,884
Intangible assets, net	95,034	50,226
Deferred financing costs, net	2,337	2,971
Deferred income taxes, net	—	11,502
Other noncurrent assets	50,876	37,083
Total assets	$498,335	$435,527

Liabilities
Current liabilities
Current finance lease liabilities	$1,683	$1,952
Current operating lease liabilities	15,310	15,829
Accounts payable	19,896	15,595
Other current liabilities	56,762	64,146
Total current liabilities	93,651	97,522
Long-term liabilities
Long-term debt	261,500	170,000
Noncurrent finance lease liabilities	9,555	10,744
Noncurrent operating lease liabilities	123,404	126,296
Liability for insurance claims, less current portion	7,324	8,438
Deferred income taxes, net	7,419	—
Other noncurrent liabilities	32,598	87,792
Total long-term liabilities	441,800	403,270
Total liabilities	535,451	500,792

Shareholders' deficit
Common stock	650	642
Paid-in capital	142,136	135,596
Deficit	(41,729)	(116,441)
Accumulated other comprehensive loss, net	(42,697)	(54,470)
Treasury stock	(95,476)	(30,592)
Total shareholders' deficit	(37,116)	(65,265)
Total liabilities and shareholders' deficit	$498,335	$435,527

Debt Balances
Credit facility revolver due 2026	$261,500	$170,000
Finance lease liabilities	11,238	12,696
Total debt	$272,738	$182,696

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
($ in thousands, except per share amounts)	12/28/22	12/29/21
Revenue:
Company restaurant sales	$54,399	$47,406
Franchise and license revenue	66,450	60,233
Total operating revenue	120,849	107,639
Costs of company restaurant sales, excluding depreciation and amortization	47,554	40,386
Costs of franchise and license revenue, excluding depreciation and amortization	34,814	29,178
General and administrative expenses	16,985	17,694
Depreciation and amortization	3,810	4,066
Operating (gains), losses and other charges, net	46	(46,309)
Total operating costs and expenses, net	103,209	45,015
Operating income	17,640	62,624
Interest expense, net	4,240	3,134
Other nonoperating expense (income), net	(2,714)	989
Income before income taxes	16,114	58,501
Provision for income taxes	3,343	15,046
Net income	$12,771	$43,455

Net income per share - basic	$0.22	$0.67
Net income per share - diluted	$0.22	$0.67

Basic weighted average shares outstanding	58,406	64,449
Diluted weighted average shares outstanding	58,480	64,870

Comprehensive income	$13,377	$45,241

General and Administrative Expenses
Corporate administrative expenses	$13,812	$11,993
Share-based compensation	1,933	3,390
Incentive compensation	866	1,617
Deferred compensation valuation adjustments	374	694
Total general and administrative expenses	$16,985	$17,694

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Fiscal Year Ended
($ in thousands, except per share amounts)	12/28/22	12/29/21
Revenue:
Company restaurant sales	$199,753	$175,017
Franchise and license revenue	256,676	223,157
Total operating revenue	456,429	398,174
Costs of company restaurant sales, excluding depreciation and amortization	179,458	146,932
Costs of franchise and license revenue, excluding depreciation and amortization	135,327	109,140
General and administrative expenses	67,173	68,686
Depreciation and amortization	14,862	15,446
Operating (gains), losses and other charges, net	(1,005)	(46,105)
Total operating costs and expenses, net	395,815	294,099
Operating income	60,614	104,075
Interest expense, net	13,769	15,148
Other nonoperating income, net	(52,585)	(15,176)
Income before income taxes	99,430	104,103
Provision for income taxes	24,718	26,030
Net income	$74,712	$78,073

Net income per share - basic	$1.23	$1.20
Net income per share - diluted	$1.23	$1.19

Basic weighted average shares outstanding	60,771	65,171
Diluted weighted average shares outstanding	60,879	65,573

Comprehensive income	$86,485	$84,008

General and Administrative Expenses
Corporate administrative expenses	$52,115	$44,367
Share-based compensation	11,400	13,602
Incentive compensation	5,811	8,628
Deferred compensation valuation adjustments	(2,153)	2,089
Total general and administrative expenses	$67,173	$68,686

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance and liquidity on a period-to-period basis. The Company uses Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. Adjusted EBITDA is also used in the calculation of financial covenant ratios in accordance with the Company’s credit facility. Adjusted Free Cash Flow is also used as a non-GAAP liquidity measure by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Management believes that the presentation of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Free Cash Flow provide useful information to investors and analysts about the Company’s operating results, financial condition or cash flows. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income, net income per share, net cash provided by operating activities, or other financial performance and liquidity measures prepared in accordance with GAAP.

	Quarter Ended		Fiscal Year Ended
($ in thousands)	12/28/22	12/29/21	12/28/22	12/29/21
Net income	$12,771	$43,455	$74,712	$78,073
Provision for income taxes	3,343	15,046	24,718	26,030
Operating (gains), losses and other charges, net	46	(46,309)	(1,005)	(46,105)
Other nonoperating expense (income), net	(2,714)	989	(52,585)	(15,176)
Share-based compensation expense	1,933	3,390	11,400	13,602
Deferred compensation plan valuation adjustments	374	694	(2,153)	2,089
Interest expense, net	4,240	3,134	13,769	15,148
Depreciation and amortization	3,810	4,066	14,862	15,446
Cash payments for restructuring charges and exit costs	(402)	(219)	(1,067)	(1,767)
Cash payments for share-based compensation	—	(193)	(5,147)	(1,758)
Adjusted EBITDA	$23,401	$24,053	$77,504	$85,582

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures Continued
(Unaudited)
	Quarter Ended		Fiscal Year Ended
($ in thousands)	12/28/22	12/29/21	12/28/22	12/29/21
Net cash provided by operating activities	$14,502	$12,944	$39,452	$76,173
Capital expenditures	(1,698)	(2,034)	(11,844)	(7,355)
Acquisition of real estate and restaurant(1)	—	(10,369)	(750)	(10,369)
Cash payments for restructuring charges and exit costs	(402)	(219)	(1,067)	(1,767)
Cash payments for share-based compensation	—	(193)	(5,147)	(1,758)
Deferred compensation plan valuation adjustments	374	694	(2,153)	2,089
Other nonoperating expense (income), net	(2,714)	989	(52,585)	(15,176)
Gains (losses) on investments	(16)	(32)	(305)	(21)
Gains (losses) on early termination of debt and leases	8	471	37	523
Amortization of deferred financing costs	(159)	(159)	(634)	(1,105)
Gains (losses) and amortization on interest rate swap derivatives, net	2,311	(2,142)	54,989	12,629
Interest expense, net	4,240	3,134	13,769	15,148
Cash interest expense, net (2)	(3,925)	(3,916)	(14,923)	(17,152)
Deferred income tax expense	937	(10,384)	(14,732)	(14,097)
Decrease (increase) in tax valuation allowance	(546)	5,031	(546)	5,031
Provision for income taxes	3,343	15,046	24,718	26,030
Income taxes paid, net	(3,135)	(4,304)	(9,296)	(9,942)
Changes in operating assets and liabilities, excluding acquisitions and dispositions
Receivables	1,104	2,809	5,892	(1,373)
Inventories	(3,406)	3,830	460	3,879
Other current assets	2,821	(3,158)	1,138	(7,454)
Other noncurrent assets	5,318	860	2,129	1,881
Operating lease assets and liabilities	136	371	696	1,521
Accounts payable	(7,033)	(248)	(3,918)	(6,608)
Accrued payroll	(535)	(1,651)	2,850	(3,113)
Accrued taxes	2,007	1,570	81	317
Other accrued liabilities	3,843	(6,794)	5,867	(12,684)
Other noncurrent liabilities	(2,732)	1,284	6,513	5,517
Adjusted Free Cash Flow	$14,643	$3,430	$40,691	$40,764

(1)	For the year-to-date period ended December 28, 2022, amount includes cash paid for the acquisition of a Denny's franchise restaurant and excludes capital paid for the acquisition of Keke's.
(2)	Includes cash interest expense (income), net and cash (receipts) payments of approximately $(0.1) million and $1.8 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended December 28, 2022, respectively. Includes cash interest expense, net and cash payments of approximately $0.9 million and $3.3 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended December 29, 2021, respectively.

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures Continued
(Unaudited)
	Quarter Ended		Fiscal Year Ended
($ in thousands, except per share amounts)	12/28/22	12/29/21	12/28/22	12/29/21
Adjusted EBITDA	$23,401	$24,053	$77,504	$85,582
Cash interest expense, net (1)	(3,925)	(3,916)	(14,923)	(17,152)
Cash paid for income taxes, net	(3,135)	(4,304)	(9,296)	(9,942)
Cash paid for capital expenditures, real estate and restaurant (2)	(1,698)	(12,403)	(12,594)	(17,724)
Adjusted Free Cash Flow	$14,643	$3,430	$40,691	$40,764

Net income	$12,771	$43,455	$74,712	$78,073
(Gains) losses on interest rate swap derivatives	(2,311)	2,142	(54,989)	(12,629)
(Gains) losses on sales of assets and other charges, net	(67)	(46,722)	(3,378)	(47,822)
Impairment charges	—	442	963	442
Tax effect (3)	152	11,177	14,294	15,002
Adjusted Net Income	$10,545	$10,494	$31,602	$33,066

Diluted weighted average shares outstanding	58,480	64,870	60,879	65,573

Net Income Per Share - Diluted	$0.22	$0.67	$1.23	$1.19
Adjustments Per Share	$(0.04)	$(0.51)	$(0.71)	$(0.69)
Adjusted Net Income Per Share	$0.18	$0.16	$0.52	$0.50

(1)	Includes cash interest expense (income), net and cash (receipts) payments of approximately $(0.1) million and $1.8 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended December 28, 2022, respectively. Includes cash interest expense, net and cash payments of approximately $0.9 million and $3.3 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended December 29, 2021, respectively.
(2)	For the year-to-date period ended December 28, 2022, amount includes cash paid for capital expenditures and the acquisition of a Denny's franchise restaurant, and excludes capital paid for the acquisition of Keke's.
(3)	Tax adjustments for the quarter and year-to-date periods ended December 28, 2022 reflect an effective tax rate of 6.4% and 24.9%, respectively. Tax adjustments for the quarter and year-to-date periods ended December 29, 2021 reflect an effective tax rate of 25.3% and 25.0%, respectively.

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. The Company uses Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and these three non-GAAP measures are used to evaluate operating effectiveness.

The Company defines Restaurant-level Operating Margin as operating income excluding the following three items: general and administrative expenses, depreciation and amortization, and operating (gains), losses and other charges, net. Restaurant-level Operating Margin is presented as a percent of total operating revenue. The Company excludes general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office. The Company excludes depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants. The Company excludes special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Restaurant-level Operating Margin is the total of Company Restaurant Operating Margin and Franchise Operating Margin. The Company defines Company Restaurant Operating Margin as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. The Company defines Franchise Operating Margin as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise and other fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue.

These non-GAAP financial measures provide a meaningful comparison between periods and enable investors to focus on the performance of restaurant-level operations by excluding revenues and costs unrelated to food and beverage sales in addition to corporate general and administrative expense, depreciation and amortization, and operating (gains), losses and other charges, net. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with GAAP. Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin do not accrue directly to the benefit of shareholders because of the aforementioned excluded items and are not indicative of the overall results for the Company.

	Quarter Ended		Fiscal Year Ended
($ in thousands)	12/28/22	12/29/21	12/28/22	12/29/21
Operating income	$17,640	$62,624	$60,614	$104,075
General and administrative expenses	16,985	17,694	67,173	68,686
Depreciation and amortization	3,810	4,066	14,862	15,446
Operating (gains), losses and other charges, net	46	(46,309)	(1,005)	(46,105)
Restaurant-level Operating Margin	$38,481	$38,075	$141,644	$142,102

Restaurant-level Operating Margin consists of:
Company Restaurant Operating Margin (1)	$6,845	$7,020	$20,295	$28,085
Franchise Operating Margin (2)	31,636	31,055	121,349	114,017
Restaurant-level Operating Margin	$38,481	$38,075	$141,644	$142,102

(1)	Company Restaurant Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue, excluding depreciation and amortization; less franchise and license revenue.
(2)	Franchise Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales, excluding depreciation and amortization; less company restaurant sales.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
($ in thousands)	12/28/22		12/29/21
Company restaurant operations: (1)
Company restaurant sales	$54,399	100.0%	$47,406	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	14,743	27.1%	11,833	25.0%
Payroll and benefits	20,814	38.3%	17,998	38.0%
Occupancy	3,838	7.1%	2,955	6.2%
Other operating costs:
Utilities	2,062	3.8%	1,539	3.2%
Repairs and maintenance	1,071	2.0%	853	1.8%
Marketing	1,417	2.6%	1,023	2.2%
Legal settlements	1	0.0%	990	2.1%
Other direct costs	3,608	6.6%	3,195	6.7%
Total costs of company restaurant sales, excluding depreciation and amortization	$47,554	87.4%	$40,386	85.2%
Company restaurant operating margin (non-GAAP) (2)	$6,845	12.6%	$7,020	14.8%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$29,615	44.6%	$28,128	46.7%
Advertising revenue	19,284	29.0%	19,031	31.6%
Initial and other fees	8,227	12.4%	2,663	4.4%
Occupancy revenue	9,324	14.0%	10,411	17.3%
Total franchise and license revenue	$66,450	100.0%	$60,233	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$19,284	29.0%	$19,030	31.6%
Occupancy costs	5,739	8.6%	6,374	10.6%
Other direct costs	9,791	14.7%	3,774	6.3%
Total costs of franchise and license revenue, excluding depreciation and amortization	$34,814	52.4%	$29,178	48.4%
Franchise operating margin (non-GAAP) (2)	$31,636	47.6%	$31,055	51.6%

Total operating revenue (4)	$120,849	100.0%	$107,639	100.0%
Total costs of operating revenue (4)	82,368	68.2%	69,564	64.6%
Restaurant-level operating margin (non-GAAP) (4)(2)	$38,481	31.8%	$38,075	35.4%

Other operating expenses: (4)(2)
General and administrative expenses	$16,985	14.1%	$17,694	16.4%
Depreciation and amortization	3,810	3.2%	4,066	3.8%
Operating (gains), losses and other charges, net	46	0.0%	(46,309)	(43.0)%
Total other operating expenses (income)	$20,841	17.2%	$(24,549)	(22.8)%

Operating income (4)	$17,640	14.6%	$62,624	58.2%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Fiscal Year Ended
($ in thousands)	12/28/22		12/29/21
Company restaurant operations: (1)
Company restaurant sales	$199,753	100.0%	$175,017	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	53,617	26.8%	42,982	24.6%
Payroll and benefits	76,412	38.3%	65,337	37.3%
Occupancy	15,154	7.6%	11,662	6.7%
Other operating costs:
Utilities	7,273	3.6%	5,814	3.3%
Repairs and maintenance	3,874	1.9%	2,743	1.6%
Marketing	5,294	2.7%	4,594	2.6%
Legal settlements	4,224	2.1%	2,134	1.2%
Other direct costs	13,610	6.8%	11,666	6.7%
Total costs of company restaurant sales, excluding depreciation and amortization	$179,458	89.8%	$146,932	84.0%
Company restaurant operating margin (non-GAAP) (2)	$20,295	10.2%	$28,085	16.0%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$113,891	44.4%	$103,425	46.4%
Advertising revenue	75,926	29.6%	69,957	31.3%
Initial and other fees	28,262	11.0%	8,009	3.6%
Occupancy revenue	38,597	15.0%	41,766	18.7%
Total franchise and license revenue	$256,676	100.0%	$223,157	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$75,926	29.6%	$69,957	31.3%
Occupancy costs	24,090	9.4%	26,237	11.8%
Other direct costs	35,311	13.8%	12,946	5.8%
Total costs of franchise and license revenue, excluding depreciation and amortization	$135,327	52.7%	$109,140	48.9%
Franchise operating margin (non-GAAP) (2)	$121,349	47.3%	$114,017	51.1%

Total operating revenue (4)	$456,429	100.0%	$398,174	100.0%
Total costs of operating revenue (4)	314,785	69.0%	256,072	64.3%
Restaurant-level operating margin (non-GAAP) (4)(2)	$141,644	31.0%	$142,102	35.7%

Other operating expenses: (4)(2)
General and administrative expenses	$67,173	14.7%	$68,686	17.3%
Depreciation and amortization	14,862	3.3%	15,446	3.9%
Operating (gains), losses and other charges, net	(1,005)	(0.2)%	(46,105)	(11.6)%
Total other operating expenses	$81,030	17.8%	$38,027	9.6%

Operating income (4)	$60,614	13.3%	$104,075	26.1%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margin should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Denny's				Keke's (2)
Changes in Same-Restaurant Sales (1)	Quarter Ended		Fiscal Year Ended		Quarter Ended		Fiscal Year Ended
(Increase vs. prior year)	12/28/22	12/29/21	12/28/22	12/29/21	12/28/22	12/29/21	12/28/22	12/29/21
Company Restaurants	6.0%	58.6%	10.4%	55.3%	N/A	N/A	N/A	N/A
Domestic Franchise Restaurants	1.7%	48.3%	6.0%	40.1%	N/A	N/A	N/A	N/A
Domestic System-wide Restaurants	2.0%	49.0%	6.3%	41.1%	N/A	N/A	N/A	N/A

	Denny's				Keke's (2)
Average Unit Sales	Quarter Ended		Fiscal Year Ended		Quarter Ended		Fiscal Year Ended
($ in thousands)	12/28/22	12/29/21	12/28/22	12/29/21	12/28/22	12/29/21	12/28/22	12/29/21
Company Restaurants	$776	$735	$2,985	$2,709	$438	N/A	$772	N/A
Franchised Restaurants	$448	$431	$1,729	$1,597	$453	N/A	$802	N/A

(1)	Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.
	Keke's comparable same-restaurant sales will not be reported for the first year following the acquisition.
(2)	Effective July 20, 2022, the Company acquired Keke's, as such the data represents post-acquisition results.

	Denny's			Keke's
		Franchised			Franchised
Restaurant Unit Activity	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units September 28, 2022	66	1,547	1,613	8	45	53
Units Opened	—	12	12	—	1	1
Units Acquired	—	—	—	—	—	—
Units Reacquired	—	—	—	—	—	—
Units Closed	—	(23)	(23)	—	—	—
Net Change	—	(11)	(11)	—	1	1
Ending Units December 28, 2022	66	1,536	1,602	8	46	54

Equivalent Units
Fourth Quarter 2022	65	1,543	1,608	8	46	54
Fourth Quarter 2021	64	1,580	1,644	—	—	—
Net Change	1	(37)	(36)	8	46	54

	Denny's			Keke's
		Franchised			Franchised
Restaurant Unit Activity	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units December 29, 2021	65	1,575	1,640	—	—	—
Units Opened	—	28	28	—	2	2
Units Acquired (3)	—	—	—	8	44	52
Units Reacquired	1	(1)	—	—	—	—
Units Closed	—	(66)	(66)	—	—	—
Net Change	1	(39)	(38)	8	46	54
Ending Units December 28, 2022	66	1,536	1,602	8	46	54

Equivalent Units
Year-to-Date 2022	65	1,561	1,626	4	20	24
Year-to-Date 2021	65	1,581	1,646	—	—	—
Net Change	—	(20)	(20)	4	20	24

(3)	Effective July 20, 2022, the Company acquired Keke's, consisting of 8 company operated restaurants and 44 franchised restaurants.